Exhibit 99.1

Shoals Technologies Group, Inc. Reports Financial Results for Third Quarter 2022
–Reports Record Quarterly Revenue, Gross Profit, Adjusted EBITDA and Adjusted Net Income –
–Revenue Grew 52% Year-Over-Year to $90.8 million in the Third Quarter –
–System Solutions Revenue Grew 80% Year-Over-Year to $69.5 million, Representing 77% of Revenue in the Third Quarter –
–Third Quarter Gross Margin Expanded More Than 330 bps Year Over Year to 39.7% –
–Backlog and Awarded Orders Up 74% Year-Over-Year to a Record $471.2 million –
–Raising Low End of 2022 Outlook to Reflect Recent Performance and Improving Business Conditions –

PORTLAND, TN. – November 14, 2022 (GLOBE NEWSWIRE) – Shoals Technologies Group, Inc. (“Shoals” or the “Company”) (Nasdaq: SHLS), a leading provider of electrical balance of system (“EBOS”) solutions for solar, battery storage and electric vehicle charging infrastructure, today announced results for its third quarter ended September 30, 2022.

“Shoals had an exceptionally strong third quarter, delivering record revenue, gross profit and adjusted EBITDA. We grew revenues 52% year-over-year, with System Solutions revenue increasing 80% compared to the year-ago period which drove significantly higher gross margin,” said Jason Whitaker, Chief Executive Officer of Shoals.

“Demand for our products has continued to grow faster than the overall market, which is underscored by the 74% year-over-year increase in our backlog and awarded orders this quarter. Customer demand for our combine-as-you-go solution is particularly robust, with four new customers converting to our system during the quarter, bringing the total number of BLA customers to 33. We are also building backlog of our EV System Solutions after making our first shipments of these products during the quarter. We anticipate another step change in our growth next year as our EV charging products gain acceptance in the market and our BLA 2.0 and high-capacity plug-and-play wire harnesses receive UL certification, which we remain on track to obtain by year-end,” added Mr. Whitaker

“At the same time as we are taking share and introducing new products, conditions in our core solar market are improving. The two-year tariff exemption for Chinese solar panels, the recently passed Inflation Reduction Act and higher energy prices have given our customers and end-users the confidence to reinitiate previously delayed projects, make multi-year commitments to invest in solar generation and prioritize product availability and performance over price. As a result of the improving solar market conditions and our recent performance, we are raising the low end of our 2022 outlook. I am proud of what our team has achieved and could not be more excited about the future,” concluded Mr. Whitaker.

Third Quarter 2022 Financial Results
Revenue grew 52%, to $90.8 million, compared to $59.8 million for the prior-year period, driven by higher sales volumes as a result of increased demand for solar EBOS generally and the Company’s combine-as-you-go system solutions specifically and initial sales of our EV solutions products. System Solutions and Components revenue increased 80% and 1%, respectively, compared to the prior-year period. The growth in System Solutions revenues reflects strong demand for the Company’s combine-as-you-go system. System Solutions represented 77% of revenue versus 65% in the prior-year period.

Gross profit increased 66% to $36.0 million, compared to $21.8 million in the prior-year period. Gross profit as a percentage of revenue grew 330 bps to 39.7% compared to 36.4% in the prior-year period, driven primarily by a higher proportion of revenue from the Company’s combine-as-you-go System Solutions which carry higher margins than the company’s other products and increased leverage on fixed costs as a result of higher sales volumes.

General and administrative expenses were $13.9 million, compared to $10.0 million during the same period in the prior year. This increase was primarily the result of higher non-cash stock-based compensation, planned increases in payroll expense due to higher headcount supporting growth and new product initiatives, as well as higher public company costs.

Income from operations was $20.0 million, compared to $9.6 million during the same period in the prior year.

Net income was $12.8 million compared to $5.3 million during the same period in the prior year. Basic and diluted net income per share was $0.07 compared to basic and diluted net income per share of $0.02 in the prior-year period.

Adjusted EBITDA increased 57% to $26.6 million compared to $16.9 million for the prior-year period.

Adjusted net income grew 43% to $16.6 million compared to $11.6 million during the same period in the prior year. Adjusted diluted earnings per share was $0.10 compared to $0.07 in the prior-year period.

Backlog and Awarded Orders
The Company’s backlog and awarded orders as of September 30, 2022 were $471.2 million, representing a 74% increase versus the same time last year and a 44% sequential increase from

June 30, 2022. The increase in backlog and awarded orders reflects continued robust demand for the Company’s solar products as well as the introduction of new EV charging products.

Full Year 2022 Outlook
Based on current business conditions, business trends and other factors, for the year ending December 31, 2022, the Company is raising the low end of its outlook and now expects:
•Revenue to be in the range of $310 million to $325 million up from $300 million to $325 million
•Adjusted EBITDA to be in the range of $80 million to $86 million up from $77 million to $86 million
•Adjusted net income to be in the range of $48 million to $53 million up from $45 million to $53 million

A reconciliation of the Company’s non-GAAP measures to the applicable U.S. generally accepted accounting principles (“GAAP”) measures are found within this release.

Webcast and Conference Call Information
Company management will host a webcast and conference call on November 14, 2022, at 5:00 p.m. Eastern Time, to discuss the Company’s financial results.

Interested investors and other parties can listen to a webcast of the live conference call by logging onto the Investor Relations section of the Company’s website at https://investors.shoals.com.

The conference call can be accessed live over the phone by dialing 1-855-327-6837 (domestic) or +1-631-891-4304 (international). A telephonic replay will be available approximately two hours after the call by dialing 1-844-512-2921 or for international callers, +1-412-317-6671. The conference ID for the live call and pin number for the replay is 10019583. The telephonic replay will be available until 11:59 p.m. Eastern Time on November 28, 2022.

About Shoals Technologies Group, Inc.
Shoals Technologies Group, Inc. is a leading provider of electrical balance of systems (EBOS) solutions for solar, storage, and electric vehicle charging infrastructure. Since its founding in 1996, the Company has introduced innovative technologies and systems solutions that allow its customers to substantially increase installation efficiency and safety while improving system performance and reliability. Shoals Technologies Group, Inc. is a recognized leader in the renewable energy industry whose solutions are deployed on over 20 GW of solar systems globally. For additional information, please visit: https://www.shoals.com.

Investor Relations Contact
Shoals Technologies Group, Inc.
Email: investors@shoals.com
Phone: 615-323-9836

Forward-Looking Statements
This report contains forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include information concerning our possible or assumed future results of operations, business strategies, technology developments, financing and investment plans, dividend policy, competitive position, industry and regulatory environment, potential growth opportunities and the effects of competition. Forward-looking statements include statements that are not historical facts and can be identified by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” "seek," “should,” “will,” “would” or similar expressions and the negatives of those terms.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Some of the key factors that could cause actual results to differ from our expectations include, among others, lower growth than anticipated in demand for solar energy projects and EV charging infrastructure; existing governmental policies and regulations, and any subsequent changes, which may present technical, regulatory and economic barriers; macroeconomic events, including heightened inflation, rise in interest rates and a potential recession; changes in the United States trade environment, including the imposition of import tariffs and antidumping and countervailing duties; our failure to, or incurrence of significant costs in order to, obtain, maintain, protect, defend or enforce our intellectual property and other proprietary rights; failure to integrate acquired businesses, and delays, disruptions or quality control problems in our manufacturing operations in part due to vendor concentration. Other risks and uncertainties are described in the section entitled "Item 1A. Risk Factors" of our periodic reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2021. Given these uncertainties, you should not place undue reliance on forward-looking statements. Also, forward-looking statements represent our management’s beliefs and assumptions only as of the date of this report. You should read this report with the understanding that our actual future results may be materially different from what we expect.

Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Non-GAAP Financial Measures
A reconciliation of Adjusted EBITDA and Adjusted net income guidance, which are forward-looking measures that are not prepared in accordance with GAAP, to the most directly comparable GAAP financial measures, is not provided because we are unable to provide such reconciliation without unreasonable effort. The inability to provide a quantitative reconciliation is due to the uncertainty and inherent difficulty in predicting the occurrence, the financial impact and the periods in which the components of the applicable GAAP measures and non-GAAP adjustments may be recognized. The GAAP measures may include the impact of such items as non-cash share-based compensation, amortization of intangible assets and the tax effect of such items, in addition to other items we have historically excluded from Adjusted EBITDA and Adjusted net income. We expect to continue to exclude these items in future disclosures of these non-GAAP measures and may also exclude other similar items that may arise in the future.

Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted Earnings per Share (“EPS”)
We define Adjusted EBITDA as net income (loss) plus (i) interest expense, net, (ii) income tax expense, (iii) depreciation expense, (iv) amortization of intangibles, (v) payable pursuant to the Tax Receivable Agreement (“TRA”) liability adjustment, (vi) loss on debt repayment, (vii) equity-based compensation, (viii) acquisition-related expenses, (ix) COVID-19 expenses and (x) non-recurring and other expenses. We define Adjusted Net Income as net income (loss) attributable to Shoals Technologies Group, Inc. plus (i) net income impact from pro forma conversion of Class B common stock to Class A common stock, (ii) amortization of intangibles, (iii) payable pursuant to the TRA liability adjustment, (iv) loss on debt repayment, (v) amortization of deferred financing costs, (vi) equity-based compensation, (vii) acquisition-related expenses, (viii) COVID-19 expenses and (ix) non-recurring and other expenses, all net of applicable income taxes. We define Adjusted Diluted EPS as Adjusted Net Income divided by the diluted weighted average shares of Class A common shares outstanding for the applicable period, which assumes the pro forma exchange of all outstanding Class B common shares for Class A common shares.

Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted EPS are intended as supplemental measures of performance that are neither required by, nor presented in accordance with, GAAP. We present Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted EPS because we believe they assist investors and analysts in comparing our performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. In addition, we use Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted EPS: (i) as factors in evaluating management’s performance when determining incentive compensation; (ii) to evaluate the effectiveness of our business strategies; and (iii) because our credit agreement uses measures similar to Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted EPS to measure our compliance with certain covenants.

Among other limitations, Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted EPS do not reflect our cash expenditures, future requirements for capital expenditures, contractual commitments or the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations. Adjusted EBITDA does not reflect income tax expense or benefit for periods prior to the reorganization conducted at the time of the initial public offering. Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted EPS may be calculated by other companies in our industry differently than we do or not at all, which may limit their usefulness as comparative measures. Because of these limitations, Adjusted EBITDA, Adjusted

Net Income and Adjusted Diluted EPS should not be considered in isolation or as substitutes for performance measures calculated in accordance with GAAP.

You should review the reconciliation of net income to Adjusted EBITDA, and net income attributable to Shoals Technologies Group, Inc. to Adjusted Net Income and Adjusted Diluted EPS below and not rely on any single financial measure to evaluate our business.

Shoals Technologies Group, Inc.
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands, except shares and par value)

	September 30, 2022	December 31, 2021
Assets
Current Assets
Cash and cash equivalents	$11,202	$5,006
Accounts receivable, net	71,652	31,499
Unbilled receivables	11,561	13,533
Inventory, net	81,158	38,368
Other current assets	7,608	5,042
Total Current Assets	183,181	93,448
Property, plant and equipment, net	16,596	15,574
Goodwill	69,941	69,436
Other intangible assets, net	58,606	65,236
Deferred tax assets	177,112	176,958
Other assets	24,456	5,762
Total Assets	$529,892	$426,414

Liabilities and Stockholders' Equity (Deficit)
Current Liabilities
Accounts payable	$21,383	$19,985
Accrued expenses and other	43,407	9,569
Current portion of payable pursuant to the tax receivable agreement	3,583	—
Long-term debt—current portion	2,000	2,000
Total Current Liabilities	70,373	31,554
Revolving line of credit	85,640	55,140
Long-term debt, less current portion	189,289	189,913
Payable pursuant to the tax receivable agreement, less current portion	157,420	156,374
Other long-term liabilities	4,500	931
Total Liabilities	507,222	433,912
Commitments and Contingencies
Stockholders’ Equity (Deficit)
Preferred stock, $0.00001 par value - 5,000,000 shares authorized; none issued and outstanding as of September 30, 2022 and December 31, 2021	—	—
Class A common stock, $0.00001 par value - 1,000,000,000 shares authorized; 113,508,362 and 112,049,981 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	1	1
Class B common stock, $0.00001 par value - 195,000,000 shares authorized; 53,816,214 and 54,794,479 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	1	1
Additional paid-in capital	104,539	95,684
Accumulated deficit	(78,133)	(93,133)
Total stockholders’ equity attributable to Shoals Technologies Group, Inc.	26,408	2,553
Non-controlling interests	(3,738)	(10,051)
Total stockholders' equity (deficit)	22,670	(7,498)
Total Liabilities and Stockholders’ Equity (Deficit)	$529,892	$426,414

Shoals Technologies Group, Inc.
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue	$90,823	$59,840	$232,289	$165,166
Cost of revenue	54,776	38,071	141,357	98,444
Gross profit	36,047	21,769	90,932	66,722
Operating Expenses
General and administrative expenses	13,853	10,031	41,037	26,865
Depreciation and amortization	2,229	2,175	6,939	6,305
Total Operating Expenses	16,082	12,206	47,976	33,170
Income from Operations	19,965	9,563	42,956	33,552
Interest expense, net	(4,754)	(3,582)	(12,760)	(10,911)
Payable pursuant to the tax receivable agreement adjustment	—	(2,014)	—	(3,678)
Loss on debt repayment	—	—	—	(15,990)
Income before income taxes	15,211	3,967	30,196	2,973
Income tax benefit (expense)	(2,452)	1,309	(5,485)	3,123
Net income	12,759	5,276	24,711	6,096
Less: net income attributable to non-controlling interests	4,801	2,790	9,711	1,911
Net income attributable to Shoals Technologies Group, Inc.	$7,958	$2,486	$15,000	$4,185

	Three Months Ended September 30,		Nine Months Ended September 30, 2022	Period from January 27, 2021 to September 30, 2021
	2022	2021
Earnings per share of Class A common stock:
Basic	$0.07	$0.02	$0.13	$0.02
Diluted	$0.07	$0.02	$0.13	$0.02
Weighted average shares of Class A common stock outstanding:
Basic	112,975	101,890	112,561	96,354
Diluted	113,584	102,251	112,816	96,527

Shoals Technologies Group, Inc.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Nine Months Ended September 30,
	2022	2021
Cash Flows from Operating Activities
Net income	$24,711	$6,096
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	8,001	7,345
Amortization/write off of deferred financing costs	1,023	5,692
Equity-based compensation	11,887	6,404
Provision for obsolete or slow-moving inventory	443	435
Deferred taxes	5,299	640
Payable pursuant to the tax receivable agreement adjustment	—	3,678
Gain on sale of assets	—	61
Changes in assets and liabilities, net of business acquisition:
Accounts receivable	(40,084)	(12,271)
Unbilled receivables	1,972	(6,760)
Inventory	(43,601)	(8,505)
Other assets	(381)	(6,904)
Accounts payable	1,186	(5,198)
Accrued expenses and other	34,558	2,608
Net Cash Provided by (Used in) Operating Activities	5,014	(6,679)
Cash Flows Used In Investing Activities
Purchases of property, plant and equipment	(2,393)	(2,483)
Acquisition of a business, net of cash acquired	—	(12,909)
Other	(503)	—
Net Cash Used in Investing Activities	(2,896)	(15,392)
Cash Flows from Financing Activities
Distributions to non-controlling interest	(7,762)	(4,837)
Employee withholding taxes related to net settled equity awards	(1,297)	(137)
Deferred financing costs	—	(94)
Payments on term loan facility	(1,500)	(152,250)
Proceeds from revolving credit facility	46,000	40,140
Repayments of revolving credit facility	(15,500)	—
Proceeds from issuance of Class A common stock sold in an IPO, net of underwriting discounts and commissions	—	154,521
Proceeds from issuance of Class A common stock in follow-on offering, net of underwriting discounts and commissions	—	281,064
Purchase of LLC Interests with proceeds from follow-on offering	—	(281,064)
Payment of debt assumed in acquisition	—	(1,537)
Deferred offering costs	—	(9,619)
Net Cash Provided By Financing Activities	19,941	26,187
Net Increase in Cash, Cash Equivalents and Restricted Cash	22,059	4,116
Cash, Cash Equivalents and Restricted Cash—Beginning of Period	9,557	10,073
Cash, Cash Equivalents and Restricted Cash—End of Period	$31,616	$14,189

Shoals Technologies Group, Inc.
Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted Earnings per Share (“EPS”) (Unaudited)
Reconciliation of Net Income to Adjusted EBITDA (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net income	$12,759	$5,276	$24,711	$6,096
Interest expense, net	4,754	3,582	12,760	10,911
Income tax benefit (expense)	2,452	(1,309)	5,485	(3,123)
Depreciation expense	478	449	1,371	1,265
Amortization of intangibles	2,121	2,088	6,630	6,080
Payable pursuant to the TRA adjustment (a)	—	2,014	—	3,678
Loss on debt repayment	—	—	—	15,990
Equity-based compensation	3,991	2,732	11,887	6,904
Acquisition-related expenses	20	1,697	32	1,697
COVID-19 expenses (b)	—	108	—	269
Non-recurring and other expenses (c)	—	243	—	1,821
Adjusted EBITDA	$26,575	$16,880	$62,876	$51,588

(a)    Represents an adjustment to eliminate the remeasurement of the payable pursuant to the TRA.
(b)    Represents costs incurred as a direct impact from the COVID-19 pandemic, disinfecting and reconfiguration of facilities, medical professionals to conduct daily screenings of employees and direct legal costs associated with the pandemic.
(c)    Represents certain costs associated with non-recurring professional services, our prior private equity owners’ expenses and other costs.

Reconciliation of Net Income Attributable to Shoals Technologies Group, Inc. to Adjusted Net Income (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net income attributable to Shoals Technologies Group, Inc.	$7,958	$2,486	$15,000	$4,185
Net income impact from pro forma conversion of Class B common stock to Class A common stock (a)	4,801	2,790	9,711	1,911
Adjustment to the provision for income tax (b)	(1,134)	(668)	(2,293)	(476)
Tax effected net income	11,625	4,608	22,418	5,620
Amortization of intangibles	2,121	2,088	6,630	6,080
Amortization of deferred financing costs	339	278	1,023	953

Shoals Technologies Group, Inc.
Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted Earnings per Share (“EPS”) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Payable pursuant to the TRA adjustment (c)	—	2,014	—	3,678
Loss on debt repayment	—	—	—	15,990
Equity-based compensation	3,991	2,732	11,887	6,904
Acquisition-related expenses	20	1,697	32	1,697
COVID-19 expenses (d)	—	108	—	269
Non-recurring and other expenses (e)	—	243	—	1,821
Tax impact of adjustments (f)	(1,529)	(2,166)	(4,621)	(7,972)
Adjusted Net Income	$16,567	$11,602	$37,369	$35,040
(a)    Reflects net income to Class A common shares from pro forma exchange of corresponding shares of our Class B common shares held by our founder and management.
(b)    Shoals Technologies Group, Inc. is subject to U.S. Federal income taxes, in addition to state and local taxes with respect to its allocable share of any net taxable income of Shoals Parent LLC. The adjustment to the provision for income tax reflects the effective tax rates below, assuming Shoals Technologies Group, Inc. owns 100% of the units in Shoals Parent LLC.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Statutory U.S. Federal income tax rate	21.0%	21.0%	21.0%	21.0%
Permanent adjustments	0.1%	0.1%	0.1%	1.0%
State and local taxes (net of federal benefit)	2.5%	2.9%	2.5%	2.9%
Effective income tax rate for Adjusted Net Income	23.6%	24.0%	23.6%	24.9%

(c)    Represents an adjustment to eliminate the remeasurement of the payable pursuant to the TRA.
(d)    Represents costs incurred as a direct impact from the COVID-19 pandemic, disinfecting and reconfiguration of facilities, medical professionals to conduct daily screenings of employees and direct legal costs associated with the pandemic.
(e)    Represents certain costs associated with non-recurring professional services, our prior private equity owners’ expenses and other costs.
(f)    Represents the estimated tax impact of all Adjusted Net Income add-backs, excluding those which represent permanent differences between book versus tax.

Reconciliation of Diluted Weighted Average Shares Outstanding to Adjusted Diluted Weighted Average Shares Outstanding (in thousands, except per share):

Shoals Technologies Group, Inc.
Adjusted EBITDA, Adjusted Net Income and Adjusted Diluted Earnings per Share (“EPS”) (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Diluted weighted average shares of Class A common shares outstanding, excluding Class B common shares	113,584	102,251	112,816	96,527
Assumed pro forma conversion of Class B common shares to Class A common shares	54,253	64,813	54,579	70,285
Adjusted diluted weighted average shares outstanding	167,837	167,064	167,395	166,812

Adjusted Net Income (a)	$16,567	$11,602	$37,369	$35,040
Adjusted Diluted EPS	$0.10	$0.07	$0.22	$0.21

(a)    Represents Adjusted Net Income for the full period presented.